Exhibit 10.1

FIRST AMENDMENT TO THE

UNITED THERAPEUTICS CORPORATION

SHARE TRACKING AWARDS PLAN

WHEREAS, United Therapeutics Corporation (the “Corporation”) maintains the United Therapeutics Corporation Share Tracking Awards Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation has the authority under Section 10.1 of the Plan to amend the Plan at any time.

NOW, THEREFORE, Section 5.1 of the Plan is hereby amended to read in its entirety as follows:

5.1.         Share Tracking Awards.  The maximum number of Share Tracking Awards available under this Plan shall be 4,500,000, subject to adjustment as provided in Article 7.  Any Share Tracking Award which, for any reason, expires, is cancelled, is forfeited or otherwise is terminated unexercised as to such shares may again be subject to a Share Tracking Award granted under this Plan.  No shares of Common Stock shall be issued pursuant to this Plan and payments made under this Plan, if any, shall be made solely in cash.

This First Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Corporation.